UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2023
STONERIDGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377
(Address of principal executive offices, and Zip Code)
(248) 489-9300
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    The Compensation Committee of the Board of Director of Stoneridge, Inc. (the “Company”) approved a retention-based grant of Phantom Shares under the Company’s Long-Term Incentive Plan to Named Executive Officers Matthew R. Horvath, Chief Financial Officer and Treasurer, and Susan C. Benedict, Chief Human Resources Officer, Assistant General Counsel and Assistant Secretary, as well as to the remainder of CEO James Zizelman’s direct staff and certain other key employees.
Under the Phantom Share Grant Agreement, on the second anniversary of the date of grant, provided the grantee remains employed with the Company, the grantee will be entitled to receive cash equal to the fair market value (based on the volume-weighted average closing price for a 30 day period prior to the vesting date) and the cash value of any dividends from the grant date until vesting, of a Stoneridge Common Share for each Phantom Share granted.
On June 20, 2023, Mr. Horvath was granted 29,103 Phantom Shares and Ms. Benedict was granted 29,103 Phantom Shares. The above summary of the Phantom Share Grant Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
ITEM 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

10.1	Form of 2023 Phantom Share Grant Agreement

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: June 22, 2023	/s/ Matthew R. Horvath
Matthew R. Horvath Chief Financial Officer and Treasurer (Principal Financial Officer)